CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation of our report dated February 17, 1995 on Comcast UK Cable Partners Limited and subsidiaries, included in Comcast UK Cable Partners Limited's Form 10-K for the year ended December 31, 1996, into Comcast UK Cable Partners Limited's previously filed Registration Statement File No. 333-02718.



                                         /s/ ARTHUR ANDERSEN LLP



Philadelphia, Pa.,
     March 26, 1997

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation of our report dated February 17, 1995 on Cambridge Holding Company Limited and subsidiaries, incorporated by reference in Comcast UK Cable Partners Limited's Form 10-K for the year ended December 31, 1996, into Comcast UK Cable Partners Limited's previously filed Registration Statement File No. 333-02718.



                                         /s/ ARTHUR ANDERSEN LLP



Philadelphia, Pa.,
     March 26, 1997